Form C

Cover Page

Name of issuer:

Storeboard, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: VT

Date of organization: 12/2/2016

Physical address of issuer:

28 South Main Street
Rutland VT 05701

Website of issuer:

http://www.storeboard.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$105,000.00

Deadline to reach the target offering amount:

9/28/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$2,200.48	$136.54
Cash & Cash Equivalents:	$2,200.48	$136.54
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$1,100.85	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($36,136.06)	($863.46)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Storeboard, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David S. Waller	CEO	Storeboard, Inc	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David S. Waller	CEO	2016
David S. Waller	President	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
David S. Waller	96000.0 Common Stock	98.059

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

We have a minimal operating history, which raises substantial doubt as to our ability to successfully develop profitable business operations.

If we are not able to obtain financing as we implement our business, we will have to curtail these plans and the value of your investment may be negatively affected.

We rely heavily on a small management team, the loss of which could have a material adverse effect on our business, operating results and financial condition.

We may not be able to recruit, train and retain enough qualified personnel to succeed on the project.

We are in early stage of development and may have to compete with companies with greater resources.

If Storeboard does not achieve market acceptance, our business will be materially and adversely affected.

Our business may be able to suffer if we are unable to establish and expand our brand recognition.

Our business depends on our ability to maintain, and if necessary, upgrade our network infrastructure necessary to operate our websites and applications.

Defects in our website and other products that we might develop in the future may result in customer claims that could cause unanticipated losses.

If our security is breached and we are not able to protect the security and privacy of our customers' business and financial data, it could expose us to liability.

If our efforts to increase Revenue is not successful, our growth prospects will be adversely affected.

We invest in features, functionality and customer support designed to drive traffic and increase engagement with members and service providers. however, these investments may not lead to increased revenue.

Our business is subject to the risks of tornadoes, floods, fires and other natural catastrophic events AS WELL AS to interruption by man-made problems such as computer viruses or terrorism.

Our business is subject to rapid technological change and delays in the introduction of new products and services, which could cause customers to subscribe to competing products.

The market for social networking websites, such as Storeboard, is new and evolving. We believe that there is a need for intensive marketing and sales efforts to inform prospective customers about the uses and benefits of our products and services and to develop the overall market.

We anticipate that intense competition in the social networking industry will develop from potential competitors.

Our intellectual property may not be adequate to protect us against competitors. We rely on a combination of intellectual property rights, including trade secrets, copyrights and trademarks, as well as contractual restrictions contained in the "Terms of Use" agreement that each member is required to agree to upon signing up for our service.

The use of the internet for commerce may be subject to further government regulation and other legal uncertainties. Unexpected regulation could increase our costs or otherwise harm our business.

Failure to comply with federal and state laws and regulations relating to privacy and security of personal information, including personal health information, could result in liability to us, damage our reputation and harm our business.

Assertions by third parties of infringement or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

Since launch the company has received much of it's capital from the founder, who is also the majority stockholder.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: The funds will be used to finish and launch "Step Inside The Store" and improve the overall functionality of Storeboard. We anticipate allocating the proceeds as follows:

38% -- Software Development

21% -- Servers

10% -- Fundraising

7% -- Advertising and Marketing

5% -- Profesional Fees

5% -- Wefunder Fees

4% -- Graphic Design

10% -- Working Capital Reserve

If we raise: **$105,000**

Use of Proceeds: The funds will be used to finish and launch "Step Inside The Store" and improve overall functionality of Storeboard. The additional funds will be allocated for further software development and fundraising. We anticipate allocating the proceeds as follows:

39% -- Software Development

19% -- Servers

8% -- Advertising and Marketing

6% -- Fundraising

5% -- Professional Fees

5% -- Wefunder Fees

4% -- Graphic Design

3% -- Public Relations

3% -- Travel

8% -- Working Capital Reserve

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $25,000 of the securities, investors will receive a valuation cap of $4,000,00

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	100000	97900	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2016	Section 4(a)(2)	Common stock	$1,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	David Waller
Amount Invested	$1,000.00
Transaction type	Priced round
Issue date	12/02/16
Relationship	CEO - President

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Storeboard allows businesses to post videos, blogs, images, and products. By standardizing business profiles and content posts, the search for products and services can be made more efficient. We are about to launch "Step Inside The Store" which will allow businesses to post images of their store and tag them with media and products for sale. These tagged images can work with navigation where would be customers will be able to scan the shelves and buy products from their phone.

Storeboard hopes to revolutionize and transform the search for products and services from a web-based search dominated by Google to a profile-based search. This has occurred in certain verticals like hotels and travel (Hotels.com, Expedia), restaurants (Yelp!) and human resources (LinkedIn). Storeboard will transform the use of business profiles by allowing businesses to post unlimited media through innovative products like "Step Inside The Store."

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Storeboard, Inc. was incorporated in the State of Vermont in December 2016.

Since then:

- 370,000+ SBMs have already joined Storeboard. 12,000+ new business sign up every month!

- Storeboard has been cited in over 100 articles as a top site for promoting a business.

- We've gain advisors include the founders of Napster and MySpace

- We've developed "Step Inside The Store," which empowers retailers to tag images of store interiors with products and media.

- We hope to refine Search!

Historical Results of Operations

Our company was organized in December 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $1,100.85 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 100% in fiscal year 2017, compared to 0% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $2,200.48, including $2,200.48 in cash. As of December 31, 2016, the Company had $136.54 in total assets, including $136.54 in cash.

- *Net Loss.* The Company has had net loss of $36,136.06 and net loss of $863.46 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we will plan to raise further capital. While we won't need to raise capital at that time, as the founder CEO will continue to contribute capital to the business and hopes to generate further revenue through the "Step Inside The Store" product, we plan to raise further funds through crowdfunding. The CEO will continue to finance the operations of the company if needed for at least the next four years.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Storeboard, Inc. cash in hand is $2,120, as of March 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $3,500/month, for an average burn rate of $3,500 per month.

If our offering on Wefunder is successful, in the next 60 - 90 days we expect expenses to increase by about $4,000 per month, as we plan to hire 1 - 2 remote engineers and 1 - 3 field staff to help us grow the number of businesses on the platform. After we make those hires we expect costs to remain consistent for the foreseeable future.

If this Offering is not successful, the founder and CEO will continue to fund the operations of the company until future investments are found.

Since we renovated Storeboard and have been working on releasing "Step Inside The Store" we stopped offering Premium Packages. We have had no revenue for approximately 6 months and do not have a clear idea of when to expect revenue in the future, given that our revenue-generating packages are new.

We plan to offer new packages including display advertising, "Step Inside The Store," and sponsored posts in the next 4 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, David S. Waller, certify that:

(1) the financial statements of Storeboard, Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of Storeboard, Inc. included in this Form reflects accurately the information reported on the tax return for Storeboard, Inc. filed for the fiscal year ended 2017.

David S. Waller
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.storeboard.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

David S. Waller
David S. Waller

Appendix E: Supporting Documents

INVEST IN STOREBOARD

Social network for businesses to sell products online and engage with customers

> *Storeboard allows businesses to post videos, blogs, images, and products. By standardizing business profiles and content posts, the search for products and services can be made more efficient. We are about to launch "Step Inside The Store" which will allow retailers to post images of their store tagged with media and products for sale. Tagged images will be location-based and navigable. Customers can simply scan shelves to buy products.*

David Waller
CEO & FOUNDER, STOREBOARD


FOLLOW US FOR UPDATES
1 FOLLOWERS
SHARE
TWEET
$0
raised of $50K goal
$100 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)
$5M valuation cap
A SAFE gives you the right to future shares in Storeboard. If you invest, you're betting the company will be worth more than $5M in the future.
INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4M Valuation Cap

Investors who fund up to the first $25K of this fundraise will invest in a SAFE with a valuation cap of $4M.

INVESTOR PERKS

$100+ Premium Business including a subscription to "Step Inside The Store" for 1 year.

$1,000+ T-shirt and Skype Tour of Storeboard.com with its Founder, David Waller.

OUR AMBITION

The way we search for items is moving from web-based searches on search engines to profile-based searches on specific platforms: for hotel and travel, it's Hotels.com; for restaurants, Yelp; for career shifts, LinkedIn. We're bringing that shift to small businesses with our Storeboard profiles, where any business can create an appealing online store to let customers browse and purchase products.

KEY FACTS

- Founders of Napster and MySpace are advisors.
- 380,000+ businesses currently on Storeboard.
- 12,000+ new businesses sign up every month.
- Active users from over 70 countries.
- Cited in over 100 articles as a top site for promoting a business.

DOCUMENTS

Storeboard_Investor_Presentation.pdf
Screen_Shot_2018-03-26_at_4.39.25_PM.png

Why I Like Storeboard

Not many social networks provide the services that are offered by Storeboard.com.

Nico Smith
FOUNDER AND PRESIDENT OF 3D VISUAL CREATIONS

THE BUZZ ABOUT STOREBOARD

Storeboard.com, like most social networks, targets a specific demographic. They have tapped into a market that has become one of the fasted growing markets in the world - small business. Regardless of the business type, start-ups and small businesses have begun to register with Storeboard.com so quickly that Storeboard members are now using the site for not only networking, but also as a lead generator, contact manager, advertising tool, and marketing resource.

Frieda Pryor

Another of the three communities to really raise some eyebrows is Storeboard, whose membership is growing faster than America's national debt. While Storeboard hasn't been around that long, the site is clean, highly functional and for the most part well-patrolled for spam.

Fat Lester
E-Commerce & Website Consultant; Owner of GoDotYourself.com, domain registrar and web hosting provider and DIY website and e-commerce software provider

Storeboard has the potential to connect community members, organizations, and businesses, like no other site out there right now. And the best thing about Storeboard? Joining the site is free for businesses and community members alike.

PointofSale.com
Online magazine for the POS industry.

Storeboard In The News! | Press Releases | www.storeboard.com

Storeboard is a Social Media Site For Businesses. Business Can Advertise, Network, and Post Classifieds, Videos, and Blogs.
November 5, 2017 @ storeboard.com

On Storeboard, Businesses Can Easily Create Online Stores

In 2009, Storeboard was conceived by David Waller, an attorney and former real estate developer. While renovating large multi-family complexes throughout the United States, Waller grew frustrated with how difficult it was to find businesses to renovate his properties. This is because business information is spread across a multitude of online business directories and Google does not render complete search results. He began to realize that in the Internet age, it should be easier for consumers to find and learn about businesses and products they need. Similarly, it should be easier and free for businesses to post their products and services online.

"Step Inside The Store" Turns A Retail Store Into A Virtual Shopping Experience


STEP INSIDE THE STORE
Invite your customer to virtually stroll through your store with a fun, interactive map.
APPAREL DEPT.
LONG SLEEVE T
This jewel neck stretch t-shirt has a feminine fit with skinny sleeves. Fabric is 95/5 Cotton/Spandex Jersey Knit.
PRICE: $19.99
BUY NOW
LEARN MORE
MAKE YOUR STORE LIVE • SELL MORE PRODUCTS • EARN MORE MONEY

Consumers can view actual images of the inside of stores, view media, and purchase products that have been tagged.

Virtual Stores and Shopping Centers Can Be Hosted On Storeboard


Lacoste
3.9
Clothing Store
MAP
STREET
RAVES
SHARE
Welcome to Lacoste
MEET THE DESIGNER
Store Details
Black Polo Shirt
$49.00
BUY NOW
WOMEN'S FASHIONS
CREW SHIRT SELECTION
SPORTSWEAR
STORE ENTRANCE
Products

Let's Level the Playing Field for Small Businesses

Dear Potential Investors,

The Internet got off the wrong foot with regard to business search. Businesses adopted websites because there wasn't a standard profile. In business sectors where Google does not lead, such as the travel industry, the dominant search site is based on profiles. A standard profile levels the playing field, reduces advertising costs, and fosters competition. The result will be better products and services at a lower cost for consumers. A standard profile can bring the World together as it will break down the artificial walls that Google and other search engines impose on search results.

Sincerely,

David Waller

CEO & Founder

Our Organic Growth Continues to Accelerate

Since launching in March 2011, over 370,000 profiles have been created on Storeboard.


Subscriptions
450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
77% Y/Y
92% Y/Y
52% Y/Y
116,826
224,289
383,425
2012
2013
2014
2015
2016
2017
2018

Storeboard Is Popular Throughout The World


United Kingdom
20,300 members
India
21,500 members
United States
260,000 members
Rest of World
32,500 members
Australia
15,700 members

Founder



David Waller

CEO & Founder

Founded prior company from scratch to $100M+ in assets.

AND THE REST OF THE TEAM



Niroshan Santhiramohan

CTO

Client facing consultant, skilled in application development, architecture, and analysis.



Alicia Vargas (part time)

Design Director

Web design, UI/UX design, and well-versed in e-commerce website development.



Cesar Garcia (part time)

Operations Assistant

Industrial engineering student in Barranquilla, Colombia. Manages customer service and logistics.

Interview

WF: What's new about what you're making? How is it different?

– COLLAPSE ALL

S: Google dominates search on the Internet. It was originally developed for academic research and then was adapted to searching for businesses, products, and services. Since Google only crawls websites, businesses must have one in order to be found. Since websites are hard to search, Google can monetize the results knowing that consumers are likely to select the ones suggested by Google. Businesses with must pay Google or outside companies to rank high in Google's organic search results. Consumers only view a small percentage of potential businesses who can satisfy their needs.

Other companies have chipped away at Google's search dominance by using a standard profile and turning search over to consumers who can deploy a myriad of filters. Storeboard is dedicated to upending search and transforming the search for all businesses into a profile based search.

This is no small task. Getting businesses around the world to adopt the Storeboard profile is the challenge. We started by creating a robust profile where there is no limitation on the number of images, blogs, videos, information, ads, raves, deals, and pdfs one can post on their profile. Everything a business post gets a separate URL allowing it to be shared on any social site. Each posting has a counter allowing the business to see the number of views it has achieved. Storeboard is free and has a lot of the same functionality of the major social networks such as sharing, friending, participating in groups, and posting. However, to grow bigger and faster, Storeboard has developed unique applications for businesses, shopping centers, and directories which will significantly increase the number of businesses on Storeboard.

In addition, in the future Storeboard will use bots in the same way that Google does now to extract website data, however, we will display it in a standard format and allow consumers to control their search results using filters similar to what consumers do now on popular sites like hotel.com, expedia.com, and yelp.com.

WF: How big is the market?

S: The market it enormous. Search is the primary way Google derives its revenue. There are competitors to Google both in terms of search such as Bing as well many specialized websites like Expedia.com, Hotels.com, and Yelp.com. There are hundreds of millions of businesses and websites worldwide that want to be found online. Storeboard seeks to reorder the way businesses and products so the potential is unlimited.

WF: Who are your competitors? How are you different?

S: Storeboard is competing with many of the most popular and successful websites. Storeboard has a robust social media platform that can compete with Facebook and LinkedIn. Unlike Facebook and LinkedIn, Storeboard focuses on and was designed for businesses. For Facebook and LinkedIn, businesses are secondary to their core consumer which is individuals. Storeboard looks to compete with Google in the future when we've matured and host millions of business profiles.

We believe that a standard profile approach can challenge Google's approach which is to curate websites and elevate only a few. Google's lack of search filters and paid search favor a chosen few businesses at the expense of consumers. Consumers will benefit by a wide array of search results allowing them to select the best businesses, products, and service that they determine based on their needs.

Storeboard has unique applications for retailers called "Step Inside The Store" and "Streets." These products can be used for shopping centers. There is limited competition in this space and Storeboard's applications are unique and groundbreaking.

WF: What do you understand about your business that others don't get?

S: The Internet has the ability to break down walls and get all of us working together. While Google has been a force for good in the world, it is also holding us back. Technology can bring us closer together and foster business relationships but we need to connect with one another. Search is the key to this and Google's search is based on Google monetizing its search results. Easier and faster search results for consumers is not necessarily good for Google's business model. To the extent that businesses use websites which are difficult to navigate, Google is in charge.

By transforming every website into a profile, order can be imposed and search filters deployed. This will hopefully even the playing field for businesses giving each business an opportunity to be considered, it can lower advertising costs, and foster competition ultimately benefitting consumers. It can also break down artificial geographic limitations Google places on its search results. Imagine you are in a maze of streets and shops and you didn't have a map or GPS. The only way you could find something is to approach a man in the middle of this imaginary city and ask him. He will draw a map for you leading you to the merchant that also pays him one dollar. He is not interested in you having a map of all the merchants meeting your needs. He is perfectly happy with the current system. This imaginary man is Google. It's time for a change but the only way to challenge Google is not by copying them but actually by creating a better way to search. Storeboard seeks to revolutionize search.

WF: What's your biggest risk? What keeps you up at night?

S: I don't believe there are any risks. The market is huge and everything is moving online. Search is dominated by a monopoly called Google. There is an enormous opportunity to improve search for consumers by creating new and interesting ways of finding businesses, products, and services. Google wasn't developed for commercial search and hasn't evolved. It has its business model which is orchestrating search results based on what benefits Google. The major competitors have sought to copy Google's business model and have made inferior copies of the same software and business model. Google could easily beat Storeboard by modifying their search results and providing more filters for consumers. So I imagine this is a risk. However, by the time that Google takes notice of Storeboard, we'll be a formidable opponent. At that point, we'll will be much better equipped to compete with Google. The biggest challenge Storeboard faces now is raising capital and moving into a growth phase. We have been in product development for many years and it's time to break out and start to grow the company.

WF: How will you make money?

S: Storeboard plans to earn money through a variety of ways: paid advertising, licensing deals with directories and shopping centers, hosting, and product sales like Amazon. Storeboard needs to mature more before it can immediately derive revenue. The focus for the next year or two is on user growth, improved product development, better user interface and building a mobile application. This will require further capital raises and hiring of key employees.

WF: How do you acquire customers?

S: We have grown the site to 350,000 members organically. The member growth has been consistently growing. We are regularly mentioned on articles listing the best websites for promoting a business. In the future, we want to start advertising on Facebook and other advertising platforms. We have used email marketing which has proven successful in the past. With our new applications, we will endeavor to sign up businesses by streets, and shopping centers using freelancers. These freelancers will build out streets that we hope will be underwritten by some of the businesses advertising and upgrading to a premium membership. If we can figure out the metrics for this model, it has tremendous potential to aggregate business profiles, products, and media.

WF: Why is a standard profile important?

S: Standard profiles allow users to hone in on the information they are seeking. LinkedIn revolutionized executive search by essentially standardizing resumes. The travel industry has made searching for a hotel much easier by standardizing profiles. Hotels.com is a great example. This approach can be applied to all businesses. By making it easier for consumers to view the information and less expensive for businesses to get their information online everyone wins. By adding great search filters and putting the consumer first, search can be vastly improved.

WF: How can Storeboard improve the world?

S: Google is the primary search engine throughout the world. Websites often contain the same information and media presented in a unique way. By standardizing the presentation of information and media, finding products, services, and people can become faster and more efficient. By improving search we can bring the people of the world closer together. By making it easier for people to do business with one another, Storeboard hopes to encourage peace and prosperity. Check out "The Internet Has Broken Down Walls - Storeboard Helps Connect It!".

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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David S. Waller

Founder and CEO Storeboard.com

Storeboard, Inc. • Benjamin N. Cardozo School of Law, Yeshiva University

Greater New York City Area • 500+

Follow ···

I am the Founder and CEO of Storeboard.com - a leading social media site for small businesses and consumers. Storeboard provides a platform for businesses to create a dynamic profile and share images, videos, audios, blogs, coupons, ads, and products. Storeboard also licenses its software to publishers and retailers allowing them to transform their directories and locations into a vibrant social media platform. Storeboard offers effective and affordable marketing packages and has been called the best website for advertising your business. Storeboard seeks to improve how we search for products and service we need.

Media (2)

Storeboard - The Social Media Site For Business



Storeboard Helps You Share "It"!

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Experience

Founder and Chief Executive Officer
Storeboard, Inc.
Jan 2010 – Present • 8 yrs 3 mos
Rutland, VT

Founder and Chief Executive Officer. Storeboard is a social media site for major brands, small businesses, bloggers, and individuals. Storeboard combines the functionality found in social, directory, marketplace, and classified sites. Businesses can post images, videos, blogs, coupons, products, and ads to their profile and then share them on over 300 social networks. Storeboard offers cost effective marketing packages and is one of the most popular sites on the Internet. Storeboard has been named one of the best websites for advertising your business and is included on many lists of the top websites in the World.

Media (2)


IMAGES
FROM AROUND THE WORLD!

The Internet Has Broken Down Walls - Storeboard Helps ...



How Storeboard.com Is Transforming Online Business Dir...

Founder and Chief Executive Officer
JAB Real Estate Investment Group
Dec 2000 – Dec 2009 • 9 yrs 1 mo
Greater New York City Area

Founder and Chief Executive Officer. JAB Real Estate Investment Group purchased and renovated more than 90 distressed multi-family properties and converted numerous properties to condominiums. The company owned properties ranging from single family homes to communities of over 1,200 apartments and at its height employed more than 300 employees. The company owned multi-family properties in NJ, NY, DE, MD, VA, IN, and MI.

Education

Benjamin N. Cardozo School of Law, Yeshiva University
Juris Doctor (J.D.), Law Review, Mediation Clinic
Activities and Societies: Cum Laude, Law Review, Mediation Clinic

Columbia University in the City of New York
Bachelor's Degree, Political Science with Honors

Volunteer Experience

Big Brother
Big Brothers Big Sisters of NYC
Children

I was a volunteer Big Brother.

Skills & Endorsements

Entrepreneurship · 99+
Endorsed by **Chris Voss and 6 others who are highly skilled at this**

Business Management · 5
Krislyn Gundaya-Zamoranos and 4 connections have given endorsements for this skill

Start-ups · 99+
Endorsed by **Tom Duffy and 1 other who is highly skilled at this**

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Recommendations

Received (4) Given (18)

Peter Egan Jr
Assistant Administrator at EGAN Hospice
September 22, 2012, Peter was a client of David S.'s

Storeboard.com is head-and-shoulders above its competition in just about every way imaginable. Its visual appeal / aesthetics are superior to all the other small business communities, as is its functionality, user friendliness and it is by far the most feature-rich in its class.

Most importantly, it delivers results for small businesses seeking to gain a foothold in the marketplace and establish their respective brands as stable and permanent. Egan Medical (my company) pays for a featured profile, a nominal investment that has paid for itself several times over.

While I doubt I could pay him enough to secure his services without first acquiring significant start-up capital, he's definitely on the short-list of people I intend to reach out to as potential partners and/or consultants when I get around to the development of WePick.com.

Dara Myers
Project Manager - Corporate Project Management at A.M. Best Company
July 30, 2008, Dara reported directly to David S.

David Waller is the type of entrepreneur you admire - passionate about his work, highly-motivated, and acting with integrity. He was a pleasure to work with.

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Accomplishments

3 **Projects**
Storeboard Is Connecting The World! • Storeboard Help You Share "It" • Storeboard.com

3 **Publications**
Storeboard Introduces Storeboard Business Networks • Storeboard's Guiding Principles • How A Storeboard Profile Is Different (Dare I Say Better?) Than a Facebook Business Page

1 **Language**
Spanish

Interests

Future Social Media
56,120 members

LivingSocial
41,313 followers

Social Media Today
280,418 members

Cardozo School of Law
12,596 followers

Inc. Magazine
1,990,748 followers

CEO Consulting
6,490 followers

See all



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